                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                AMENDMENT NO. 1

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST
                 EVENT REPORTED):        NOVEMBER 1, 1996 (AUGUST 20, 1996)



                              COMFORCE CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
-------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



          1-6081                                      36-2262248
-----------------------------     ---------------------------------------------

(Commission File Number)               (I.R.S. Employer Identification No.)



2001 MARCUS AVENUE, LAKE SUCCESS, NY                                 11042
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:      (516) 352-3200

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

     As reported in the Company's Form 8-K dated September 3, 1996, on August 20, 1996, COMFORCE Corporation (the "Company"), through its subsidiary, COMFORCE Information Technologies, Inc., purchased, pursuant to the Stock Purchase Agreement entered into on such date with Steve Gunner and Paul Baldwin, all of the stock of Force Five, Inc. ("Force Five").

     The registrant hereby files this Form 8-K/A, Amendment No. 1 to its Form 8-K dated September 3, 1996 to file the financial statements as required in accordance with Item 7(a)(4) of Form 8-K and to file related pro forma financial information as required in accordance with Item 7(b) of Form 8-K.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Balance Sheet of Force Five, Inc. as of December 31, 1995 and the related statement of income, change in shareholder's equity, and cash flows for the year then ended.


     (b) PRO FORMA FINANCIAL INFORMATION.

         Pro forma Consolidated Balance Sheet as of June 30, 1996 (unaudited).

         Pro forma Consolidated Statement of Operations for the six months ended June 30, 1996 (unaudited).

         Pro forma Consolidated Statement of Operations for the year ended December 31, 1995 (unaudited).

ITEM 7(a)


                               FORCE FIVE, INC.

                             FINANCIAL STATEMENTS

                    WITH REPORT OF INDEPENDENT ACCOUNTANTS

                     for the year ended December 31, 1995

                               FORCE FIVE, INC.
                         INDEX TO FINANCIAL STATEMENTS






                                                                                        Pages
                                                                                        -----


Report of Independent Accountants                                                          2



Financial Statements:

  Balance Sheet as of December 31, 1995                                                    3

  Statement of Income for the year ended December 31, 1995                                 4

  Statement of Stockholders' Equity for the year ended December 31, 1995                   5

  Statement of Cash Flows for the year ended December 31, 1995                             6

  Notes to Financial Statements                                                         7-12

                       REPORT OF INDEPENDENT ACCOUNTANTS









To the Board of Directors of Force Five, Inc.:


We have audited the accompanying balance sheet of Force Five, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Force Five, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.













Dallas, Texas
October 18, 1996

                                                         FORCE FIVE, INC.
                                                           BALANCE SHEET
                                                         December 31, 1995


                                                              ASSETS


Current assets:
        Cash and cash equivalents                                                               $             400
        Trade accounts receivable                                                                         988,326
        Advances receivable from employees                                                                 26,487
        Prepaid expenses and other assets                                                                   4,120
                                                                                                      -----------

                                Total current assets                                                    1,019,333

Property and equipment, net                                                                                52,406
Deferred income taxes                                                                                       3,354
Other assets                                                                                                  387
                                                                                                      -----------

                                        Total assets                                            $       1,075,480
                                                                                                      ===========

                                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Trade accounts payable                                                                  $          32,526
        Accrued liabilities                                                                               362,322
        Deferred income taxes                                                                             171,925
        Line of credit                                                                                    100,000
        Note payable                                                                                       92,130
                                                                                                      -----------


                                Total current liabilities                                                 758,903
                                                                                                      -----------

Stockholders' equity:
        Common stock, 100,000 shares authorized, 10,000 shares, $1.00 par value                            10,000
        Retained earnings                                                                                 343,577
        Treasury stock, at cost                                                                           (37,000)
                                                                                                      -----------

                                Total stockholders' equity                                                316,577
                                                                                                      -----------

                                        Total liabilities and stockholders' equity                 $    1,075,480
                                                                                                      ===========

The accompanying notes are an integral part of the financial statements.

                                                         FORCE FIVE, INC.
                                                        STATEMENT OF INCOME
                                               for the year ended December 31, 1995


Sales                                                                                         $       7,066,900
                                                                                                    -----------

Direct costs and expenses:
        Cost of sales                                                                                 5,287,437
        General and administrative expenses                                                           1,391,784
                                                                                                    -----------

                                Total direct costs and expenses                                       6,679,221
                                                                                                    -----------

                                                                                                        387,679

Other income                                                                                            (36,000)
Interest expense                                                                                         47,627
                                                                                                    -----------

Income before provision for income taxes                                                                376,052

Income tax provision                                                                                    120,092
                                                                                                    -----------

                                        Net income                                              $       255,960
                                                                                                    ===========


The accompanying notes are an integral part of the financial statements.

                                                         FORCE FIVE, INC.
                                                 STATEMENT OF STOCKHOLDERS' EQUITY
                                               for the year ended December 31, 1995



                                             Common Stock             Retained                   Treasury
                                      -----------------------                           ------------------------
                                       Shares         Amount          Earnings           Shares          Amount           Total
                                      --------       --------        ----------         --------        --------         -------

Balance at January 1, 1995              10,000       $  10,000        $ 87,617                                         $  97,617

Net income                                                             255,960                                           255,960

Purchase of common stock for treasury                                                    (1,000)      $   (37,000)       (37,000)
                                       --------      ----------       ---------         --------      ------------      ---------

Balance at December 31, 1995            10,000       $  10,000        $343,577           (1,000)      $   (37,000)      $316,577
                                       ========      ==========       =========         ========      ============      =========


   The accompanying notes are an integral part of the financial statements.

                                                         FORCE FIVE, INC.
                                                      STATEMENT OF CASH FLOWS
                                               for the year ended December 31, 1995

Cash flows from operating activities:
        Net income                                                                           $  255,960
        Adjustments to reconcile net income to cash flows provided by operating activities:
                Depreciation                                                                     18,593
                Gain on sale of intangible assets                                               (36,000)
                Deferred income taxes                                                           120,092
                Changes in operating assets and liabilities:
                        Increase in trade accounts receivable                                  (423,297)
                        Increase in advances receivable from employees                          (17,400)
                        Increase in prepaid expenses and other assets                            (3,162)
                        Increase in trade accounts payable                                       23,002
                        Increase in accrued liabilities                                         221,053
                                                                                             ----------

                                Net cash provided by operating activities                       158,841
                                                                                             ----------

Cash flows from investing activities:
        Purchase of property and equipment                                                      (55,769)
                                                                                             ----------

                                Net cash used in investing activities                           (55,769)
                                                                                             ----------

Cash flows from financing activities:
        Payments on line of credit, net                                                         (75,000)
        Proceeds from new line of credit, net                                                   100,000
        Proceeds from note payable                                                              100,000
        Payments on note payable                                                                 (7,870)
        Payments on loans from directors and their associates                                  (262,583)
        Purchase of treasury stock                                                               (1,000)
                                                                                             ----------

                                Net cash used in financing activities                          (146,453)
                                                                                             ----------

Net decrease in cash and cash equivalents                                                       (43,381)

Cash and cash equivalents, beginning of period                                                   43,781
                                                                                             ----------

Cash and cash equivalents, end of period                                                     $      400
                                                                                             ==========

Supplemental disclosure of cash flow information:
        Cash paid during the year for:
                Interest                                                                     $   63,593
                Taxes                                                                             -


The accompanying notes are an integral part of the financial statements.

                               FORCE FIVE, INC.
                         NOTES TO FINANCIAL STATEMENTS







1.      Description of Business:
        -----------------------

        Force Five, Inc., a Texas corporation, provides contract data processing services to the information technology industry primarily in Arkansas, California and Texas.


2.      Summary of Significant Accounting Policies:
        ------------------------------------------

        Revenue Recognition
        -------------------


        Revenue for providing staffing services is recognized at the time such services are rendered.


        Cash and Cash Equivalents
        -------------------------


        Cash and cash equivalents include highly liquid, short-term investments with an original maturity date of three months or less.


        Trade accounts payable includes a book overdraft of $2,863.


        Trade Accounts Receivable
        -------------------------


        Trade accounts receivable consist of those amounts due to the Company for staffing services rendered to various customers.



        Property and Equipment
        ----------------------


        Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized. The cost of assets sold or retired and the related amount of accumulated depreciation are eliminated from the accounts in the year of disposal, with any profit or loss included in income.



        Depreciation and amortization of assets are provided using the straight-line method over the estimated useful life of the asset.

                               FORCE FIVE, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

        Income Taxes
        ------------



        The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded when necessary to reduce deferred tax assets to their expected realizable value.



        Use of Estimates
        ----------------



        The preparation of the financial statements in conformity with
        generally accepted accounting principles        requires management to
        make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.      Property and Equipment:
        ----------------------



        Property and equipment are summarized as follows:


                                                     Life of
                                                     Equipment                     Amount
                                                  --------------             ----------------

        Office equipment                              4 years                $       41,694
        Furniture and fixtures                       10 years                        10,071
        Automobiles                                   4 years                        24,000
                                                                             ----------------

                                                                                     75,765
        Less accumulated depreciation                                                23,359
                                                                             ----------------

                                                                             $       52,406
                                                                             ================


                               FORCE FIVE, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

4.      Income Taxes:
        ------------



        The difference between the statutory federal income tax rate and the effective income tax rate is reconciled as follows:

                                                                 % of
                                                                Earnings
                                                                 Before
                                                                Income
                                                                 Taxes
                                                                --------

         Statutory federal tax rate                                 34.0
         Nontaxable gain on sale of intangible assets               (3.4)
         Nondeductible expenses and life insurance premiums          1.3
                                                                --------
                                                                    31.9
                                                                ========




        Temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the deferred tax liabilities and deferred tax assets at December 31, 1995 and their approximate tax effects are as follows:

                                                                                                1995
                                                                                ------------------------------------
                                                                                  Temporary                 Tax
                                                                                  Difference             Difference
                                                                                --------------          -------------

                        Property and equipment                                  $        9,866          $       3,354
                        Accrued other                                                  388,202                131,988
                        Net operating loss                                              94,459                 32,117
                                                                                --------------          -------------

                              Total deferred tax asset                          $      492,527                167,459
                                                                                ==============          -------------



                        Trade accounts receivable                               $     (988,326)              (336,030)
                                                                                --------------          -------------

                              Total deferred tax liability                      $     (988,326)              (336,030)
                                                                                ==============          -------------


                              Net deferred tax liability                                              $      (168,571)
                                                                                                        =============

At December 31, 1995, the Company had a federal income tax loss carryforward of approximately $94,000 available to be applied against future taxable income, if any, expiring principally in 2008 - 2010. Section 382 of the Internal Revenue Code of 1986 limits a corporation's utilization of its federal income tax loss carryforwards when certain changes in the ownership of a corporation's common stock occurs.

                               FORCE FIVE, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

5.      Concentration of Credit Risk:
        ----------------------------

        The Company's trade accounts receivable as of December 31, 1995 consist primarily of amounts due from major companies requiring the use of Information Technology contract consultants. As a result, the collectibility is spread across various industries and is not dependent on any particular industry sector. At December 31, 1995, the Company had five customers with trade accounts receivable balances that aggregated 60% of the Company's total accounts receivable. Percentages of total revenues from significant customers for the twelve-month period ended December 31, 1995 are summarized as follows:

                        Customer 1                          20.0%
                        Customer 2                          17.3%
                        Customer 3                          7.7%

        The Company maintains cash in bank accounts which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believe they are not exposed to any significant credit risk on their cash balances. The Company believes it mitigates such risk by investing its cash through major financial institutions.

6.      Accrued Expenses:
        ----------------

        Accrued expenses consist of the following:

                        Payroll and payroll expenses      $       125,000
                        Bonuses                                   227,879
                        Other                                       9,443
                                                          ---------------

                                                          $       362,322
                                                          ===============

                               FORCE FIVE, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued


7.      Commitments and Contingencies:
        -----------------------------

        At December 31, 1995, future maximum annual rental commitments under noncancelable operating leases are as follows:

                                                    Amount
                                                ---------------

                        1996                    $        75,752
                        1997                             75,746
                        1998                             90,912
                        1999                              6,235
                        2000                              6,235
                        Thereafter                        1,559
                                                ---------------

                                                $       256,439
                                                ===============

        Total rent expense for the period ended December 31, 1995 was $73,769.

8.      Debt:
        ----

        Effective June 30, 1995, the Company entered into a credit agreement with a bank that provides a revolving line of credit and a note payable. The credit agreement is collateralized by substantially all of the Company's assets and is personally guaranteed by the two stockholders.

        The revolving line of credit allows borrowings up to $300,000. The Company does not pay a commitment fee on the unused portion. The line of credit bears interest on the outstanding balance at the bank's prime rate plus 1.5% (10% at December 31, 1995). The commitment expired and the outstanding balance was paid in full in 1996.

        The note payable bears interest at 10.5% and was paid in full in 1996.

        The fair value of the credit agreement approximates the carrying amount.

        During 1995, the Company paid in full a revolving line of credit with a bank that had an outstanding balance of $75,000 at the beginning of the year.

                               FORCE FIVE, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued


9.      Subsequent Event:
        ----------------

        Effective August 20, 1996, Comforce Information Technologies, Inc. acquired all of the issued and outstanding common stock of the Company for a purchase price of $2,000,000, with a three year contingent payout based on the future earnings of the Company. The value of the payout will not exceed $2,000,000.

10.     Related Party Transactions:
        --------------------------

        During 1995, the Company paid in full loans to directors of the Company and their associates that had an outstanding balance of $262,583 at the beginning of the year. The Company paid $53,546 of interest related to these loans during the year.

        Bonuses of $190,000 accrued at December 31, 1995 are payable to officers/stockholders of the Company.

        Effective June 1, 1995, the Company acquired 1,000 shares of its common stock for treasury for a purchase price of $1,000 and the assignment of certain contracts to the selling stockholder. The Company recorded this transaction at fair value and recognized a gain of $36,000, which is included in other income.

Item 7(b)

The following unaudited pro forma condensed consolidated balance sheet at June 30, 1996 presents the financial position of the company at June 30, 1996 as if the acquisition of FORCE Five, Inc. had been consummated as of June 30,1996. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31 ,1995 and the six months ended June 30 ,1996 presents the company's results of operations as if the acquisitions of COMFORCE Global, Williams, RRA Inc., and Force Five had been consummated as of January 1, 1995.

                                                                         COMFORCE CORPORATION
                                                                         PRO FORMA BALANCE SHEET
                                                                           JUNE 30, 1996

                                                                         FORCE      Pro Forma       Pro Forma
                                                             Historical  Five       Adjustments     Consolidated
Current Assets
Cash and equivalents                                           2,278        39      (89)   (A)(B)     2,228
Receivables, including $487 of unbilled revenue.               6,709       966     (966)   (A)        6,709
Prepaids                                                         119        28      (28)   (A)          119
Officer Loans                                                    331        -        -                  331
other                                                            218        23      (23)   (A)          218
Receivables from ARTRA GROUP incorporated                         -         -        -                   -
                                                              -----------------------------       ---------
                                                               9,655     1,056   (1,106)              9,605
                                                              -----------------------------       ---------

Property,plant  and equipment , net                              352        92      (46)   (A)          398
                                                              -----------------------------       ---------

Other assets:
Intangibles net                                               12,051        -     1,954    (A)       14,005
other                                                             66         8       (8)   (A)           66
                                                              -----------------------------       ---------
                                                              12,117         8    1,946              14,071
                                                              -----------------------------       ---------

                                                              22,124     1,156      794              24,074
                                                              =============================       =========
Current Liabilities

Revolving credit line                                          1,500              1,450    (B)        2,950
Revolving credit line due a bank                                           400     (400)   (A)
Accounts Payable                                                 566        34      (34)   (A)          566
Accrued Expenses                                               1,145       381     (381)   (A)        1,145
Income Taxes                                                     265       127     (127)   (A)          265
Liabilities to be assumed by ARTRA GROUP Incorporated
 and net of liabilities of discontinued operations             1,794        -        -                1,794
                                                              -----------------------------       ---------
                                                               5,270       942      508               6,720
                                                              -----------------------------       ---------
Obligations expected to be settled by the issuance of stock      550        -        -                  550
                                                              -----------------------------       ---------

SHAREHOLDERS EQUITY
Series  E preffered stock                                          1        -        -                    1
Series D preffered stock                                           1        -        -                    1
Common stock                                                      96        10      (10)   (A)           96
Additional paid-in capital                                    15,754        -       500    (C)       16,254
Treasury stock, at cost                                                    (37)      37    (A)
Retained earnings                                                452       241     (241)   (A)          452
                                                              -----------------------------       ---------
                                                              16,304       214      286              16,804
                                                              -----------------------------       ---------

                                                              22,124     1,156      794              24,074
                                                              =============================       =========

Pro Forma adjustments to the unaudited condensed consolidated balance sheet consist of:
(A) Record acquisition of FORCE Five Inc. and related entries and eliminate FORCE Five Inc. assets and liabilities not purchased or assumed.
(B) Record Borrowings of $1,450,000 under the Chase line of credit and the use of cash on hand of $50,000 used to finance the purchase of Force Five Inc.
(C) Record Issuance of 27,398 shares of Common stock with a Market value of $500k issued in connection with the Purchase of Force Five, Inc.

                                                                   COMFORCE CORPORATION
                                                             Pro Forma Statement Of Operations
                                                            For The Year Ended December 31, 1995

                                                                COMFORCE                            FORCE    Pro Forma
                                                  Historical(A)  Global(B) Williams(B)  RRA INC(B)  Five     Adjustments   Pro Forma
                                                  ------------------------ ----------- --------------------- -----------   ---------
REVENUES                                           $ 2,387        $9,568    $ 4,178     $ 52,011    $7,067                  $68,144

Operating costs and expenses
Cost of Revenues                                     1,818         7,178      3,022       47,830     5,287                   59,848
Stock compensation(C)                                3,425                                                                    3,425
Spectrum corporate management fees    (F)                          1,140                                                      1,140
Other Operating costs and Expenses                     823         1,397        450        2,992     1,392      $505   (D)    7,559
                                                  ---------       -------    -------    ---------   --------   --------     -------
                                                     6,066         9,715      3,472       50,822     6,679       505         77,259
                                                  ---------       -------    -------    ---------   --------   --------     -------

Operating earnings (loss)                           (3,679)         (147)       706        1,189       388      (505)        (2,048)
                                                  ---------       -------   --------    ---------   --------   --------     -------

Other Income                                                                                            36
Interest and other non-operating expenses             (618)            7                    (133)      (47)      125   (E)     (666)
                                                  ---------       -------   --------    ---------   --------   --------     -------
                                                      (618)            7                    (133)      (11)      125           (630)
                                                  ---------       -------   --------    ---------   --------   --------     --------
Earnings(loss) from operations
before income taxes                                 (4,297)         (140)       706        1,056       377      (380)        (2,678)
(provision) credit for income taxes                    (35)           21       (354)        (422)     (120)      152           (758)
                                                  ---------       --------   --------    ---------   --------   --------    --------

Income(loss) from operations                       $(4,332)       $ (119)    $  352       $  634      $257     $(228)       $(3,436)
                                                   ========        =======   ========== =========   ========   =======      ========

Income(loss) per share from continuing operations  $ (0.95)                                                                 ($ 0.38)
                                                   ========                                                                 ========

weighted Average (G)                                 4,596                                                                    9,059
                                                   ========                                                                 ========


                                                              COMFORCE CORPORATION
                                                       Pro Forma Statement Of Operations
                                                     For The Six Months Ended June 30, 1996

                                                                                               Pro Forma
                                               Historical(A) Williams(B) RRA INC(B) FORCE Five Adjustments    Pro Forma
                                               -----------------------------------------------------------    ----------
REVENUES                                      $13,158       $   654    $ 22,786    $4,492                    $36,598

Operating costs and expenses
Cost of Revenues                               11,002           281      20,762     3,324                     32,045
Other Operating costs and Expenses              1,401            38       1,491       954      $  255    (D)   4,139
                                               -------------------------------------------------------------------------
                                               12,403           319      22,253     4,278         255         39,508
                                               -------------------------------------------------------------------------
Operating earnings (loss)                         755           335         533       214        (255)         1,582

Other income net                                   16                                                              3
Interest and other non-operating expenses         (51)                      (36)       (5)        (90)   (E)    (182)
                                               -------------------------------------------------------------------------
                                                  (35)                      (36)       (5)        (90)          (166)
                                               -------------------------------------------------------------------------
Earnings(loss) from operations
before income taxes                               720           335         497       209        (345)         1,416
(provision) credit for income taxes              (268)         (265)       (199)      (83)        138           (677)
                                               -------------------------------------------------------------------------

Income(loss) from operations                  $   452       $    70    $    298    $  126      $ (207)       $   739
                                               =========================================================================
Income(loss) per share from continuing
 operations                                   $  0.03                                                        $  0.05
                                               -----------                                                    ----------

weighted Average (E)                           13,819                                                         13,847
                                               ===========                                                    ==========




     (A) Historical data for the year ended December 31, 1995 includes COMFORCE Global's operations since its acquisition on October 17, 1995 through December 31, 1995 and corporate overhead costs for the entire year ended December 31,
1995.  Historical data   for the six months ending June 30, 1996 includes
COMFORCE Global's operations since January 1, 1996. Williams operations since March 3, 1995, and RRA operations since May 10, 1996.

     (B) The pro forma data presented for the operations of COMFORCE Global, Williams, RRA, and Force Five is for the periods prior to their acquisitions. COMFORCE Global was acquired October 17, 1995, Williams was acquired March 3, 1996, RRA was acquired on May 10 1996, and Force Five was acquired on August 20, 1996 effective (July 31, 1996).

     (C) Represents a non-recurring compensation charge related to the issuance of the 35% common stock interest in the Company to certain individuals to manage the company's entry into and development of the telecommunications and technical staffing business.

     (D) Amortization of goodwill arising out of the Global, Williams, RRA Inc., and Force Five acquisitions, net of bonuses of $228,000 to the sellers of Force Five which will not be recurring under their employment contract. The Table below reflects the amounts and where acquisitions' amortization of goodwill has been recorded.



                             1995   1996
                         -------------------
Historical COMFORCE Corp.    $  51  $ 206

Historical Global              142      -

Williams                         -      -

RRA, Inc.                        -      -

Force Five                       -      -

Proforma Adjustments           733    255
                         ----------------
Adjusted Proforma            $ 926  $ 461
                         ================

     (E) Reverse interest expense on notes and other liabilities assumed by ARTRA totaling $410,000 net of interest expense incurred for the purchase of Williams and Force Five for the Proforma year ended December 31, 1995. Interest expense for December 31, 1995 represents interest on the line of credit assuming all $3,350,000 was outstanding for the year at the interest rate in effect of 8.5%. Interest expense for 1996 assumes that $3,350,000 was outstanding from January 1, 1996 to March 3, 1996 and $1,450,000 was outstanding from March 3, 1996 to June 30, 1996. The interest expense reversed in 1995 was for interest on notes directly related to The Lori Corporation activities and was incurred in 1995.

     (F) Corporate management fees from COMFORCE Global's former parent, Spectrum Information Technologies, Inc. The amount of these management fees may not be representative of costs incurred by COMFORCE Global on a stand alone basis.

     (G) Pro forma weighted average shares outstanding and common stock equivalents includes shares of the Company's Common Stock issued and to be issued in the COMFORCE Global transaction, shares issued for less and costs associated with the COMFORCE Global transaction, shares issued to certain individuals to manage the Company's entry into the telecommunications and technical staffing business, shares reserved for issuance in the private placement of Series E preferred Stock issued in conjunction with the purchase of RRA, and shares issued as partial consideration to the sellers of Force Five.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         COMFORCE Corporation
                         --------------------
                         (Registrant)



                         By  /s/ Andrew Reiben
                           --------------------------------------------------
                                 Andrew Reiben, Chief Accounting Officer

Dated:  November 1, 1996